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                                                                    EXHIBIT 10.7

                                                                January 27, 1999

Ms. Barbara Newton
Vice President & Publishing Director
Rodale Press, Inc.
33 East Minor Street
Emmaus, Pennsylvania  18098-0099

RE: AFFIRMATION OF WOMEN.COM OBLIGATIONS TO RODALE PRESS, INC. ("RODALE")

Dear Barb:

As you know: (i) Women.com Networks, Inc. ("Women.com, Inc.") has entered into a joint venture (the "Joint Venture") with Hearst Communications, Inc. ("Hearst");
(ii) the company formed by the Joint Venture is named Women.com Networks, LLC ("Women.com, LLC); and that in connection with the Joint Venture, Women.com, Inc.'s existing agreements with Rodale have or will be assigned to Women.com, LLC.

This letter agreement (the "Letter Agreement") serves to confirm Women.com, LLC's commitment to faithfully perform under: (i) that certain WebSite Agreement (the "Prevention Agreement"), dated as of March 2, 1997, between Rodale and Women.com, Inc.; (ii) that certain other Agreement ("Directed Funds Agreement"), dated as of June, 1998, between Rodale and Women.com, Inc.; and (iii) that certain Letter of Agreement, dated December 2, 1998 between Rodale and Women.com, Inc. (the "Transaction Agreement"). Further, this Letter Agreement shall serve to confirm the following understanding and agreement among Rodale, Women.com, LLC and Hearst:

        1. For purposes of this Letter Agreement: (a) the "Network" means that certain network of Web sites maintained by Women.com, LLC and currently located at www.women.com.; and (b) the "Prevention Site" means that certain Web site developed pursuant to the Prevention Agreement.

2. Any and all [*] are hereby added to Exhibit E of the Prevention Agreement, i.e. the list of third parties with whom Women.com, LLC agrees that it will not create a separate Internet site with [*]. Notwithstanding the foregoing, nothing herein shall prevent or be deemed to prevent Women.com, LLC from incorporating into or including on any Network Web site other than the Prevention Site any [*], provided that such Web site, taken as a whole, could not reasonably be deemed, during the term of the Prevention Agreement, to directly compete with the Prevention Web Site, it being understood and agreed that (i) the Hearst magazine sites (the "Hearst Magazine Sites") to be incorporated into the Network, (ii) other Hearst content to which Women.com, LLC will have access pursuant to the Joint Venture, and (iii) other non-Prevention Network Sites may contain some [*]. Further, Women.com, LLC agrees that during the term of the New Woman Agreement (as hereinafter defined) Women.com, LLC will not enter into an agreement with any third party print publication ("Third Party Publication") to incorporate into the Network any Web site based upon such Third Party Publication if the Web site based upon such Third Party Publication, taken as a whole, may reasonably be deemed to compete with the New Woman Site (as hereinafter


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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defined); provided, that any print publication now or hereafter owned by Hearst is excluded from the foregoing restriction on Women.com, LLC.

        3. The parties to the following agreements will faithfully perform their respective obligations pursuant thereto: (i) the Directed Funds Agreement, including without limitation the obligation to negotiate in good faith a mutually acceptable agreement (the "New Woman Agreement") covering the creation and launch of a co-branded Web site based upon content from New Woman Magazine (the "New Woman Site"), which New Woman Agreement is to be concluded on substantially similar business terms to those set forth in the Prevention Agreement, except as may be otherwise agreed to by Rodale and Women.com, LLC;
(ii) the Prevention Agreement; (iii) the Transaction Agreement; and (iv) the New Woman Agreement (from and after the date it is mutually executed by Rodale and Women.com, LLC).

        4. During the terms of the Prevention Agreement and the New Woman Agreement, Women.com, LLC will treat the Prevention Site and the New Woman Site, respectively, without prejudice in relation to, and in a manner no less favorable than, its treatment of the Hearst Magazine Sites.

        5. Women.com, LLC will neither share with Hearst any confidential or proprietary information of Rodale, nor share with Rodale any confidential or proprietary information of Hearst, except as and unless specifically permitted under Women.com, LLC's written agreements with each of Rodale and Hearst, including any and all such agreements originally entered into by Women.com, Inc. Further, Women.com, LLC will: (a) neither share with Hearst, nor place on any Hearst Magazine Site, any content that Women.com, LLC obtains from Rodale, and
(ii) neither share with Rodale, nor place on either the Prevention Site or the New Woman Site, any content that Women.com, LLC obtains from Hearst. In addition, Women.com, LLC will neither divulge to or otherwise share with Hearst any user names that Women.com, LLC may collect from either the Prevention Site or the New Woman Site, nor divulge to or otherwise share with Rodale any user names that Women.com, LLC may collect from any Hearst Magazine Site.

        6. From and after the date of this Letter Agreement until such time as this Letter Agreement is terminated in accordance with its terms, Women.com, LLC shall permit one representative of Rodale (the "Rodale Rep") to attend, on no more than 4 occasions in any period of twelve (12) consecutive months, in a nonvoting capacity only, the operational portion of any meetings of the managing members of Women.com, LLC. Any materials or information provided to Rodale during or otherwise in connection with any such meeting, and in any manner disclosed, shall be deemed to be the confidential and proprietary information of Women.com, LLC and may not be disclosed by Rodale to any third party or used for any purpose by Rodale except as necessary to confirm that Women.com, LLC is fulfilling its obligations pursuant to this Letter Agreement. Notwithstanding the foregoing, Rodale understands and agrees that the Rodale Rep may be required to absent herself or himself from any such meeting during any portion of such meeting in which the confidential or proprietary information of Hearst is, or is likely to be, discussed or otherwise disclosed, and nothing herein shall entitle the Rodale Rep to receive or otherwise obtain such confidential or proprietary information of Hearst.

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        7. Subject to the terms governing effect of termination and survival therein, if any, Rodale may terminate this Letter Agreement, the Prevention Agreement, the Directed Funds Agreement, the Transaction Agreement and/or the New Woman Agreement in the event that Women.com or Hearst breaches its obligations under this Letter Agreement in any material respect and fails to cure such breach within thirty (30) days following receipt of written notice of such breach; provided, that in no event shall termination of the Directed Funds Agreement give rise to any obligation of Women.com to refund any amounts invested by Rodale in Women.com, Inc. prior to or in connection with the Directed Funds Agreement.

        8. This Letter Agreement represents the sole, exclusive and final statement of the agreement among the parties with respect to the subject matter hereof and supercedes all prior or contemporaneous negotiations and agreements, oral or written, and may not be modified except by a writing signed by all of the parties hereto. This Letter Agreement shall be interpreted and governed by the law of the State of California as applied to agreements made, entered into and performed entirely in California solely by California residents.

We look forward to a mutually beneficial relationship with Rodale and to the success of the Prevention Site and the New Woman Site. If the foregoing accurately represents your understanding of our agreement, please indicate your assent by signing in the signature block provided below. The signature of the authorized representative of each of the parties below indicates the intention of each such party to be bound by the terms and conditions set forth herein.

I have provided this Letter Agreement in triplicate with the intention that all three duplicate originals be executed by all of the parties, with one fully-executed copy to be retained by each of the parties.

Sincerely yours,

WOMEN.COM NETWORKS, LLC

By: /s/ Marleen McDaniel
   ------------------------------------------
        Name:  Marleen McDaniel

        Title:    CEO and President

AGREED AND ACCEPTED:
RODALE PRESS, INC.

By: /s/ Barbara Newton
   ------------------------------------------
        Name:  Barbara Newton

        Title:    VP and Publishing Director

HEARST COMMUNICATIONS, INC.

By: /s/ Alfred Sikes
   ------------------------------------------
        Name:  Alfred Sikes

        Title:

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